EX-99.906CERT


                                                                     EXHIBIT (b)

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of Third Avenue Variable Series Trust (the "Company"), hereby certifies, to the best of his knowledge, that the Company's Report on Form N-CSR for the period ended June 30, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 25, 2006

/s/ David M. Barse
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Name:  David M. Barse
Title: Principal  Executive Officer

/s/ Vincent J. Dugan
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Name:  Vincent J. Dugan
Title: Principal Financial Officer

THIS CERTIFICATE IS FURNISHED PURSUANT TO THE REQUIREMENTS OF FORM N-CSR AND SHALL NOT BE DEEMED "FILED" FOR PURPOSES OF SECTION 8 OF THE SECURITIES EXCHANGE ACT OF 1934, OR OTHERWISE SUBJECT TO THE LIABILITY OF THAT SECTION, AND SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT OF 1934.